EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 25, 2025, relating to the consolidated financial statements of Athena Bitcoin Global for the years ended December 31, 2024 and December 31, 2023.

/s/ FGMK, LLC

Chicago, Illinois

July 29, 2025